Exhibit 99.1

The Carlyle Group Announces First Quarter 2016 Financial Results
Washington, DC, April 27, 2016 – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the first quarter ended March 31, 2016.

Carlyle Co-CEO David M. Rubenstein said, “Despite the challenging market backdrop in the first quarter, we deployed a significant amount of capital, produced a reasonable amount of Distributable Earnings and positioned ourselves for strong performance in the coming quarters. We continue to manage our business with a long term perspective, however, the second quarter is already off to a good start.”

Carlyle Co-CEO William E. Conway, Jr. said, “We have invested almost $8 billion in capital from our carry funds over the past two quarters across various geographies and asset classes, and we still have $43 billion in carry fund dry powder to deploy. We are well positioned to take advantage of opportunities and deliver good results for our fund investors and unitholders.”

U.S. GAAP results for Q1 2016 included income before provision for income taxes of $15 million, and net income attributable to the common unitholders through The Carlyle Group L.P. of $8 million, or net income per common unit of $0.01, on a diluted basis. U.S. GAAP results for the twelve months ended March 31, 2016 included loss before provision for income taxes of $198 million. Total balance sheet assets were $9 billion as of March 31, 2016.

Carlyle adopted new U.S. GAAP consolidation guidance on January 1, 2016, which resulted in the deconsolidation of certain Carlyle sponsored funds and CLOs. While the adoption of this guidance impacted net income, it did not impact net income attributable to Carlyle Holdings or net income attributable to The Carlyle Group L.P. However, the adoption of this guidance reduced total assets, liabilities and partners' capital.

In addition to this release, Carlyle issued a full detailed presentation of its first quarter 2016 results, which can be viewed on the investor relations section of our website at ir.carlyle.com.
Distribution
The Board of Directors has declared a quarterly distribution of $0.26 per common unit to holders of record at the close of business on May 16, 2016, payable on May 25, 2016.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Wednesday, April 27, 2016 to announce its first quarter 2016 financial results.
The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.

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About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $178 billion of assets under management across 125 funds and 164 fund of funds vehicles as of March 31, 2016. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,650 people in 36 offices across six continents.
Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 26, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.
Contacts:

Public Market Investor Relations	Media
Daniel Harris	Elizabeth Gill
Phone: +1 (212) 813-4527	Phone: +1 (202) 729-5385
daniel.harris@carlyle.com	elizabeth.gill@carlyle.com

Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary

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